UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 7, 2011

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

0-13063

(Commission File Number)

Delaware	81-0422894
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

750 Lexington Avenue, 25th Floor, New York, New York 10022

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (212) 754-2233

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2011, Scientific Games Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  At the Annual Meeting, as detailed below, the Company’s stockholders, among other things, approved an offer to exchange on a value-for-value basis certain stock options held by the Company’s employees and directors for a lesser number of restricted stock units (“RSUs”).  As part of the approval of the stock options exchange program, the Company’s 2003 Incentive Compensation Plan (the “Plan”) was amended to permit the implementation of the program under the Plan.

At the Annual Meeting, stockholders also approved a separate amendment and restatement of the Plan, which (1) eliminated the Plan’s sublimit on the portion of awards that may be granted as “full-value awards” (generally, any award other than a stock option, stock appreciation right or dividend equivalent, such as restricted stock and RSUs), (2) modified the Plan’s share counting provisions to provide that only the net number of shares delivered to the participant in connection with the exercise of options and stock appreciation rights (i.e., excluding shares withheld to cover any option exercise price or withholding taxes) will count against the shares reserved under the Plan, (3) modified the definition of “change in control” in the Plan so that our current largest stockholder, MacAndrews & Forbes Holdings Inc. and certain related persons, could acquire more than 40% of the outstanding voting power without triggering a change in control affecting equity awards granted after the amendment was approved and (4) included certain technical changes to comply with changes in accounting rules, tax laws and other regulations, which changes do not enhance the benefits to participants, and changes that conform the Plan to emerging governance standards (as discussed more fully in the Company’s proxy statement filed with the Securities and Exchange Commission on April 25, 2011).

The amendments to the Plan had been previously approved by the Company’s Board of Directors, subject to approval by the Company’s stockholders at the Annual Meeting.

The foregoing description is qualified in its entirety by reference to the text of the Plan, as amended and restated, which is attached hereto as Exhibit 10.1.

Item 5.07                                      Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders:  (1) elected all of the Company’s nominees for director; (2) ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2011; (3) approved an offer to exchange on a value-for-value basis certain stock options held by the Company’s employees and directors for a lesser number of RSUs (and requisite amendments to the Plan); (4) approved an amendment and restatement of the Plan (as described above); (5) approved, on an advisory basis, the compensation of the Company’s named executive officers; and (6) approved, on an advisory basis, conducting advisory votes on the compensation of the Company’s named executive officers every three years.  The voting results are as follows:

Proposal 1:                                Election of Directors

	For	Withheld	Broker Non-Votes
A. Lorne Weil	78,372,007	2,389,415	5,708,534
Michael R. Chambrello	78,822,031	1,939,391	5,708,534
Peter A. Cohen	59,235,367	21,526,055	5,708,534
Gerald J. Ford	69,117,030	11,644,392	5,708,534
David L. Kennedy	78,890,073	1,871,349	5,708,534
J. Robert Kerrey	78,859,439	1,901,983	5,708,534
Ronald O. Perelman	80,129,046	632,376	5,708,534
Michael J. Regan	80,242,761	518,661	5,708,534
Barry F. Schwartz	78,589,969	2,171,453	5,708,534
Frances F. Townsend	80,258,346	503,076	5,708,534
Eric M. Turner	80,238,696	522,726	5,708,534

Proposal 2:                                Ratification of Appointment of Deloitte & Touche LLP

For	Against	Abstain
84,608,776	1,839,780	21,400

Proposal 3:                                Approval of Exchange Offer for Certain Outstanding Stock Options

For	Against	Abstain	Broker Non-Votes
46,457,474	34,123,316	180,632	5,708,534

Proposal 4:                                Approval of Amendment and Restatement of 2003 Incentive Compensation Plan

For	Against	Abstain	Broker Non-Votes
73,309,266	7,264,171	187,985	5,708,534

Proposal 5:                                Advisory Approval of Compensation of the Company’s Named Executive Officers

For	Against	Abstain	Broker Non-Votes
54,183,277	26,557,340	20,805	5,708,534

Proposal 6:           Advisory Approval of Frequency of Advisory Votes on Compensation of the Company’s Named Executive Officers

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
30,909,554	53,293	49,775,491	23,084	5,708,534

In accordance with the Board of Directors’ recommendation and in light of the voting results, the Company has determined that it will include a stockholder vote on the compensation of the Company’s named executive officers in its proxy materials every three years, until the next required advisory vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers or the Company otherwise determines that a different frequency of stockholder votes on the compensation of the Company’s named executive officers is in the best interests of the Company’s stockholders.

Section 9 - Financial Statements and Exhibits

Item 9.01.             Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	2003 Incentive Compensation Plan, as amended and restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

By:	/s/ Jeffrey S. Lipkin
Name:	Jeffrey S. Lipkin
Title:	Senior Vice President and Chief Financial Officer

Date:  June 9, 2011

Exhibit Index

Exhibit No.	Description

10.1	2003 Incentive Compensation Plan, as amended and restated.